                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                       PUMA TECHNOLOGY, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             PUMA TECHNOLOGY, INC.

                       2550 NORTH FIRST STREET, SUITE 500
                           SAN JOSE, CALIFORNIA 95131

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 6, 2000

To the Stockholders of Puma Technology, Inc.:

    You are invited to attend the Annual Meeting of Stockholders of Puma Technology, Inc. which will be held on Wednesday, December 6, 2000, at 9:00 a.m. local time, at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California, for the following purposes:

    1. To elect six (6) members of the board of directors to hold office until the 2001 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

    2. To approve an amendment to the Puma Technology, Inc. Amended and Restated 1993 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 500,000 shares.

    3. To approve an amendment to the Certificate of Incorporation to change the name of the company from Puma Technology, Inc. to Pumatech, Inc.

    4. To approve an amendment to Pumatech's Certificate of Incorporation to increase the number of authorized shares of common stock from 60,000,000 to 80,000,000 shares.

    5. To vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as Pumatech's independent public accountants for the fiscal year ending July 31, 2001.

    6.  To transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on October 25, 2000 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten (10) days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of Pumatech.

                                          By Order of the Board of Directors

                                          /s/ Stephen A. Nicol

                                          STEPHEN A. NICOL
                                          SECRETARY

San Jose, California
November 3, 2000

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY IS REVOCABLE, AND YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THE MEETING. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                             PUMA TECHNOLOGY, INC.

                       2550 NORTH FIRST STREET, SUITE 500
                           SAN JOSE, CALIFORNIA 95131
               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 6, 2000

    The accompanying proxy is solicited by the board of directors of Puma Technology, Inc., a Delaware corporation d/b/a Pumatech, Inc., for use at the 2000 Annual Meeting of Stockholders to be held December 6, 2000, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is November 3, 2000, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

    ANNUAL REPORT. An annual report for the fiscal year ended July 31, 2000 is enclosed with this Proxy Statement.

    VOTING SECURITIES. Only stockholders of record as of the close of business on October 25, 2000 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 42,999,657 shares of common stock of Pumatech, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. Pumatech's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

    SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by Pumatech and is estimated to be $7,000.00. We have retained Beacon Hill Partners, Inc. to assist in our solicitation of proxies from brokers, nominees, institutions and individuals. In addition to soliciting stockholders by mail and through its regular employees, Pumatech may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Pumatech registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

    VOTING AND REVOCABILITY OF PROXIES. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Pumatech at or before the taking of the vote at the Annual Meeting of Stockholders a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Pumatech at or before the taking of the vote at the Annual Meeting of Stockholders, or (iii) attending the Annual Meeting of Stockholders and voting in person (although attendance at the Annual Meeting of Stockholders will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Puma Technology, Inc. at 2550 North First Street, Suite 500, San Jose, California 95131, Attention:
Secretary, or hand-delivered to the Secretary of Pumatech at or before the taking of the vote at the Annual Meeting of Stockholders.

STOCK SPLITS

    All share and option numbers in this proxy statement have been adjusted to reflect the 2-for-1 stock split paid to our stockholders in the form of a stock dividend on March 22, 2000.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of September 30, 2000 with respect to the beneficial ownership of Pumatech's common stock by (i) each director and director nominee of Pumatech, (ii) the chief executive officer and the three (3) other most highly compensated executive officers of Pumatech whose salary and bonus for the fiscal year ended July 31, 2000 exceeded $100,000,
(iii) all directors and executive officers of Pumatech as a group and (iv) each person known by Pumatech to own more than five percent (5%) of Pumatech's common stock.

                                                                 SHARES OF COMMON STOCK
                                                                  BENEFICIALLY OWNED(1)
                                                                 ----------------------
                                                                NUMBER OF        PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       SHARES OWNED       OWNERSHIP
---------------------------------------                       ------------       ----------
DIRECTORS AND EXECUTIVE OFFICERS
Bradley A. Rowe.............................................    2,752,300(2)        6.32%
Stephen A. Nicol............................................    1,743,170(3)        4.00%
Michael M. Clair............................................      799,000(4)        1.86%
Tyrone F. Pike..............................................      627,026(5)        1.46%
M. Bruce Nakao..............................................      576,762(6)        1.34%
Kelly J. Hicks..............................................      395,299(7)            *
John W. Stossel.............................................      298,353(8)            *
Gary Rieschel...............................................       69,870(9)            *
All current directors and executive officers as a group
  (8 persons) (2)(3)(4)(5)(6)(7)(8)(9)......................    7,261,780(10)      16.08%

------------------------

*   Represents less than 1%.

(1) Percentage ownership is based on 42,819,480 shares of common stock outstanding as of September 30, 2000. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within sixty (60) days after September 30, 2000 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Options granted under Pumatech's Amended and Restated 1993 Stock Option Plan (the "Option Plan") are fully exercisable from the date of grant, subject to Pumatech's right to repurchase any unvested shares at the original exercise price upon termination of employment. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is: c/o Puma Technology, Inc., 2550 North First Street, Suite 500, San Jose,
    California 95131.

(2) Represents (i) 725,200 shares subject to options which are exercisable within sixty (60) days of September 30, 2000, (ii) 30,000 shares registered in the name of the Bradley Alan & Tanya Elaine Rowe Charitable Remainder Unitrust, of which Mr. Rowe is a trustee and (iii) 1,997,100 shares registered in the name of the Bradley Alan Rowe and Tanya Elaine Rowe Trust UA 8/31/93 & TE ROWE Revocable Living Trust, of which Mr. Rowe is a trustee.

(3) Includes 719,780 shares subject to options which are exercisable within sixty (60) days of September 30, 2000.

(4) Includes (i) 115,000 shares subject to options which are exercisable within sixty (60) days of September 30, 2000, (ii) 60,000 shares held by the MacLean-Clair Family Limited Partnership, of which Mr. Clair is a general partner, (iii) 32,000 shares registered in the names of children of Mr. Clair and (iv) 592,000 shares registered in the name of Audrey MacLean and Michael M. Clair, as Trustees, or their successors, of the Audrey MacLean and Michael Clair Trust Agreement UAD 12/1/90. The 60,000 shares held by the MacLean-Clair Family Limited Partnership can be voted and disposed of by Mr. Clair and Audrey MacLean acting together.

(5) Includes (i) 60,000 shares subject to options which are exercisable within sixty (60) days of September 30, 2000, of which 20,626 shares are subject to a repurchase right in favor of Pumatech which lapses over time, (ii) 4,000 shares registered in the name of the Logan Marler Pike Trust, of which Mr. Pike is a trustee, and (iii) 4,000 shares registered in the name of the Elizabeth Watson Pike Trust, of which Mr. Pike is a trustee. Excludes 228,548 shares registered in the name of the Tyrone & Bettina Pike 1999 Joint Issue Trust (the "Joint Issue Trust"). Mr. Pike does not have voting or investment power with respect to the shares held by the Joint Issue Trust and disclaims beneficial ownership of these shares, except to the extent of his proportionate interest in them. The 228,548 shares held by the Joint Issue Trust and 482,026 of the shares listed in the table were acquired in connection with Pumatech's acquisition of ProxiNet, Inc. in October 1999.

(6) Represents (i) 186,000 shares subject to options which are exercisable within sixty (60) days of September 30, 2000, (ii) 86,322 shares registered in the name of the M. Bruce Nakao FBO 1994 Trust UAD 4/28/94, of which
    Mr. Nakao is a trustee, (iii) 240,978 shares registered in the name of
    M. Bruce Nakao and Marilynn Occhipinti as tenants in common and (iv) 63,462 shares held by B&Z Investments, L.P. ("B&Z"), of which Mr. Nakao is a general partner. The 63,462 shares held by B&Z can be voted and disposed of by Mr. Nakao acting alone. Mr. Nakao disclaims beneficial ownership of the stock held by B&Z except to the extent of his pecuniary interest therein.

(7) Includes 363,637 shares subject to options which are exercisable within sixty (60) days of September 30, 2000.

(8) Includes 150,000 shares subject to options which are exercisable within sixty (60) days of September 30, 2000.

(9) Includes 15,000 shares subject to options which are exercisable within sixty
    (60) days of September 30, 2000.

(10) Includes 2,344,617 shares subject to options which are exercisable within sixty (60) days of September 30, 2000.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Six (6) directors, constituting Pumatech's full board of directors, are to be elected at the Annual Meeting. If elected, the nominees will serve as directors until Pumatech's Annual Meeting of Stockholders in 2001, and until their successors are elected and qualified.

    Management's nominees for election to the board of directors, and certain information with respect to their age and background, are set forth below. Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as management may designate.

    If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e. "broker non-votes", will be counted as present for purposes of determining if a quorum is present.

NAME                                        POSITION WITH PUMATECH                 AGE      DIRECTOR SINCE
----                            -----------------------------------------------  --------   --------------
Bradley A. Rowe...............  President, Chief Executive Officer and Director     40           1993

Stephen A. Nicol..............  Senior Vice President, Sales and Business
                                  Development and Director                          40           1993

Michael M. Clair..............  Chairman of the Board                               52           1994

Tyrone F. Pike................  Director                                            46           1996

M. Bruce Nakao................  Director                                            56           1999

Gary Rieschel.................  Director                                            43           2000

    MR. ROWE co-founded Pumatech in August 1993 and has served as president since October 1993 and chief executive officer since March 1995. He has also served as a director of Pumatech since August 1993. Prior to founding Puma, from January 1991 to July 1993, he held various management positions at SystemSoft Corporation, a PC system software supplier, including vice president of worldwide sales and general manager of desktop computing. In June 1988, Mr. Rowe co-founded Extar Technologies, a manufacturer's representative of PC products, where he held a number of management positions, including vice president of sales and president until December 1990. From November 1983 to June 1988, Mr. Rowe served in various sales positions at Western Digital Corporation, a storage management company, including director of western area sales. Mr. Rowe currently serves as a director of several privately-held companies. Mr. Rowe holds a B.S. degree in engineering and management science from Princeton University.

    MR. NICOL co-founded Pumatech in August 1993. He served as senior vice president, sales of Pumatech until November 1999, when he was appointed senior vice president and general manager of enterprise products. He has also served as a director of Pumatech since August 1993. Prior to founding Pumatech he served in several capacities at SystemSoft Corporation, including as director of sales for Japan and Asia Pacific from July 1992 to July 1993 and as sales manager for the Eastern United States from November 1991 to July 1992. Mr. Nicol co-founded Extar Technologies in June 1988 where he served until November 1991 as vice president of sales. Previously, Mr. Nicol served as OEM manager for Western Digital and computer sales representative for Hewlett-Packard. He holds an A.B. degree in political science from Princeton University.

    MR. CLAIR became a director of Pumatech in November 1994 and has served as chairman of the board of Pumatech since March 1995. Since June 1995, Mr. Clair has served as an independent financial consultant. Mr. Clair was a founder of SynOptics Communications (now Nortel), a computer networking company, and from January 1987 to November 1992, served as vice president sales and marketing and then as senior vice president of sales and customer service of SynOptics.
Mr. Clair spent the early part of his career with Tymshare, a computer time-sharing company, and ROLM, a manufacturer of digital PBX equipment, in a variety of sales and marketing positions. He holds a B.S. degree in business and a M.B.A. degree from the University of Buffalo. Mr. Clair is a director of several private companies.

    MR. PIKE became a director of Pumatech in October 1996. Since July 2000,
Mr. Pike has served as the Vice President of VPN Services of Internap Network Services Corporation, a provider of centrally managed Internet connectivity services. Since March 1993, Mr. Pike has served as director of Citrix Systems, a publicly held supplier of multi-user application server products. From
August 1996 to July, 2000, Mr. Pike served as chairman of the board and chief executive officer of VPNX.com, Inc. (formerly Switchsoft Systems), a supplier of open virtual network management software for switches and routers. From
January 1994 to August 1996, Mr. Pike served in various positions at UB Networks, a computer networking company, including senior vice president and chief technical officer. Prior to joining UB Networks, Mr. Pike served as a partner of Pike Associates from September 1992 to January 1994. From March 1992 to September 1992, Mr. Pike served as president and chief executive officer of Global Village Communications, a networking communications company. From
May 1991 to June 1992 he served as manager, strategic planning & business development of Intel Corporation, a semiconductor company. From April 1983 to May 1991, Mr. Pike served as founder, chairman of the board and president of LAN Systems, a computer networking company, of which he served as a director until February 1994. Mr. Pike holds an A.B. degree in architecture from Princeton University.

    MR. NAKAO became a director of Pumatech in May 1999. Prior to joining Pumatech's board of directors, from June 1996 to May 1999 Mr. Nakao was senior vice president, finance and administration and the chief financial officer of Pumatech. Prior to that, from May 1986 to June 1996, Mr. Nakao served in several capacities at Adobe Systems Incorporated, a software company, most recently as its senior vice president, finance and administration, chief financial officer and treasurer. Prior to his retirement Mr. Nakao was with Ask Jeeves, Inc., an Internet search company, where he served as its senior vice president, finance and administration and chief financial officer from April 1999 until July 2000. He holds a B.A. degree in business and economics from the University of Washington and a M.B.A. degree from Stanford University.

    MR. RIESCHEL became a director of Pumatech in February 2000. Mr. Rieschel is currently an executive managing member and general partner of Softbank Technology Ventures, a venture fund focused on early stage Internet companies. Mr. Rieschel has held executive positions at nCUBE, a provider of broadcast video, as vice president marketing from August 1994 to December 1995; Cisco Systems, Inc., a provider of a computer networking products, as director worldwide channels from 1993 to 1994; Sequent Computer Systems, Inc., a computer software company, as director and general manager from 1984 to 1993; and Intel Corporation, a semiconductor and computer company, from 1979 to 1982. He serves as a director for MessageMedia, Inc., Net2Phone, Inc. and Preview Systems, Inc. Mr. Rieschel holds a B.A. degree in Biology from Reed College and an M.B.A. from Harvard Business School.

BOARD MEETINGS AND COMMITTEES

    During the fiscal year ended July 31, 2000, the board of directors held nine
(9) meetings. No directors attended fewer than 75% of the total number of meetings of the board of directors or committees of the board of directors held in the fiscal year ended July 31, 2000, except that Mr. Nakao and Mr. Nicol each only attended 6 of the 9 board meetings, Mr. Rieschel only attended 3 of the 5 board meetings held since he became a director, and Mr. Pike did not attend the one meeting of the executive stock option committee held during the fiscal year.

    The board of directors has an audit committee, a compensation committee, an executive stock option committee and a stock option committee. The board does not have a nominating committee or any committee performing similar functions.

    The audit committee's function is to review with Pumatech's independent accountants and management the annual financial statements and independent accountants' opinion, the scope and results of the examination of Pumatech's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the board of directors, subject to ratification by the stockholders, and periodically review Pumatech's accounting policies and internal accounting and financial controls. The members of the audit committee are Messrs. Clair and Nakao. During the fiscal year ended July 31, 2000, the audit committee held one (1) meeting.

    The compensation committee's function is to review and establish salary levels for executive officers, including the chief executive officer, and certain other management employees and to grant stock options. The members of the compensation committee are Messrs. Clair and Nakao. During the fiscal year ended July 31, 2000, the compensation committee held three (3) meetings.

    The executive stock option committee's function is to determine, grant and administer stock option grants to executive officers, including the chief executive officer, and certain other management employees. The members of the executive stock option committee are Messrs. Clair, Pike and Rieschel. During the fiscal year ended July 31, 2000, the executive stock option committee held one (1) meeting.

    The stock option committee consisted of Mr. Rowe for the fiscal year ended July 31, 2000. The stock option committee held no meetings during the fiscal year and typically takes action by written consent. This committee is primarily responsible for approving all stock option grants of 15,000 shares or fewer to new and continuing employees (other than executive officers). Mr. Rowe will continue serving as the stock option committee for the fiscal year ended 2001.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

    If a quorum representing a majority of all outstanding shares of common stock is present and voting, either in person or by proxy, the six (6) nominees for director receiving the highest number of votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes, on the other hand, will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following table sets forth information concerning the compensation of the chief executive officer of Pumatech and the two (2) other most highly compensated executive officers of Pumatech as of July 31, 2000 whose total salary and bonus for the fiscal year ended July 31, 2000 exceeded $100,000, for services in all capacities to Pumatech, during the fiscal years ended July 31, 2000, 1999 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                          COMPENSATION AWARDS
                                              ANNUAL COMPENSATION                        ---------------------
                                             ----------------------     OTHER ANNUAL     SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION    FISCAL YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)        OPTIONS(#)
---------------------------    -----------   ----------   ---------   ----------------   ---------------------
Bradley A. Rowe..............     2000        $270,833    $120,000             --               500,000
  President and Chief             1999         218,750          --             --               320,000(1)
  Executive Officer               1998         131,250          --             --               120,000(2)

Stephen A. Nicol.............
  Senior Vice President,          2000         240,000      57,600             --               400,000
  Sales and Business              1999         212,917          --             --               320,000(1)
  Development                     1998         131,250          --             --               120,000(2)

Kelly J. Hicks...............
  Vice President of               2000         200,417      43,000        $21,203(3)            200,000
  Operations and Chief            1999          18,333          --             --               270,000(1)
  Financial Officer               1998         104,500          --             --                60,000(2)

John Stossel.................     2000          16,667      10,000             --               150,000
  Vice President of               1999          72,500          --         30,825(4)            300,000(1)
  Professional Services           1998         130,000          --             --               300,000(2)

------------------------

(1) Represents: (i) for Mr. Rowe, 320,000 shares for options previously granted in fiscal years 1997 and 1996 which were canceled and replaced pursuant to the October 29, 1998 repricing; (ii) for Mr. Nicol, 320,000 shares for options previously granted in fiscal years 1997 and 1996 which were canceled and replaced pursuant to the October 29, 1998 repricing; (iii) for Mr. Hicks, 60,000 shares for options previously granted in fiscal year 1997 which were canceled and replaced pursuant to the October 29, 1998 repricing; and (iv) for Mr. Stossel, 300,000 shares for options previously granted in fiscal year 1997 which were canceled and replaced pursuant to the October 29, 1998 repricing.

(2) All shares listed in fiscal year 1998 (i) for Messrs. Rowe, Nicol and Stossel have been canceled and replaced pursuant to the October 29, 1998 repricing. 60,000 of the shares listed in fiscal year 1998 for Mr. Hicks have been canceled and replaced pursuant to the October 29, 1998 repricing.

(3) Represents a loan and accrued interest from Pumatech to Mr. Hicks that was forgiven.

(4) Represents a loan and accrued interest from Pumatech to Mr. Stossel that was forgiven.

STOCK OPTIONS GRANTED IN FISCAL YEAR 2000

    The following table provides the specified information concerning grants of options to purchase Pumatech's common stock made during the fiscal year ended July 31, 2000 to the persons named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                             ------------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                               NUMBER OF       % OF TOTAL                                     RATES OF STOCK PRICE
                              SECURITIES        OPTIONS                                     APPRECIATION FOR OPTION
                              UNDERLYING       GRANTED TO                                           TERM(3)
                                OPTIONS       EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   ------------------------
NAME                         GRANTED(#)(1)   FISCAL YEAR(2)       ($/SH)          DATE        5%($)        10%($)
----                         -------------   --------------   --------------   ----------   ----------   -----------
Bradley A. Rowe............     500,000           8.72%          $28.2500      4/13/2010    $8,883,137   $36,636,612

Stephen A. Nicol...........     400,000           6.98%          $28.2500      4/13/2010    $7,106,509   $29,309,290

Kelly J. Hicks.............     110,000           1.92%          $28.2500      4/13/2010    $1,954,290   $ 8,060,055
                                 50,000           0.87%          $29.0625       5/3/2010    $  913,863   $ 3,769,032
                                 40,000           0.70%          $23.6250       6/2/2010    $  594,305   $ 2,451,087

John W. Stossel............     150,000           2.62%          $25.8750      7/14/2010    $2,440,897   $10,066,963

------------------------

(1) The board of directors has discretion, subject to plan limits, to modify the terms of options and to reprice the options. Each option is fully exercisable from the time of grant, subject to Pumatech's right to repurchase any unvested shares at the original exercise price in the event of the optionee's termination. Shares generally vest at the rate of 1/4 after twelve (12) months from the date of grant and 1/48 of the total number of shares each month thereafter.

(2) An aggregate of 5,733,686 options to purchase shares of common stock of Pumatech were granted to employees during the fiscal year under the Amended and Restated 1993 Stock Option Plan and the 2000 Supplemental Stock Option Plan.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed five percent (5%) and ten percent (10%) rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent Pumatech's estimate or projection of the future common stock price. This table does not take into account any appreciation or depreciation in the price of the common stock to date.

OPTION EXERCISES AND FISCAL 2000 YEAR-END VALUES

    The following table provides the specified information concerning exercises of options to purchase Pumatech's common stock in the fiscal year ended
July 31, 2000, and unexercised options held as of July 31, 2000, by the persons named in the Summary Compensation Table:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                             SHARES                        OPTIONS AT JULY 31, 2000(#)         AT JULY 31, 2000($)(1)
                           ACQUIRED ON       VALUE        ------------------------------   ------------------------------
NAME                       EXERCISE(#)   REALIZED($)(2)   EXERCISABLE(3)   UNEXERCISABLE   EXERCISABLE(4)   UNEXERCISABLE
----                       -----------   --------------   --------------   -------------   --------------   -------------
Bradley A. Rowe..........    94,800        $3,603,293          725,200               --      $4,233,055              --
Stephen A. Nicol.........       220            12,409          719,780               --       6,045,841              --
Kelly J. Hicks...........    36,363        $1,433,342          363,637               --      $2,822,738              --
John W. Stossel..........        --                --          150,000               --              --              --

------------------------

(1) Calculated on the basis of the fair market value of the underlying securities at July 31, 2000 of $20.00 per share, as reported by the Nasdaq National Market, minus the aggregate exercise price.

(2) "Value Realized" represents the fair market value of the underlying securities on the exercise date minus the aggregate exercise price of such options.

(3) All options are fully exercisable, subject to Pumatech's right to repurchase any unvested shares at the original exercise price in the event of the optionee's termination. Shares generally vest at the rate of 1/4 after twelve (12) months from the date of grant and 1/48 of the total number of shares each month thereafter.

(4) Does not include options that had an exercise price greater than the per share closing price of $20.00 on July 31, 2000 as reported by the Nasdaq National Market.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The compensation committee currently consists of Mr. Clair and Mr. Nakao. Mr. Nakao served as Pumatech's senior vice president and chief financial officer until May 1999. No member of the compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. See also "Certain Transactions".

DIRECTOR COMPENSATION

    Directors do not receive any cash compensation for their services as members of the board of directors or members of committees of the board of directors, although they are reimbursed for their out-of-pocket expenses incurred in attending board and committee meetings. Directors are also eligible to receive stock option grants under the Option Plan. In the fiscal year ended July 31, 2000, Messrs. Clair, Pike and Rieschel received options to purchase 100,000, 30,000 and 15,000 shares of Pumatech's common stock, respectively, each with an exercise price of $28.25 per share.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Pumatech's executive officers, directors and persons who beneficially own more than ten percent (10%) of Pumatech's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and

Exchange Commission. Such persons are required by SEC regulations to furnish Pumatech with copies of all Section 16(a) forms filed by such person.

    Based solely on Pumatech's review of such forms furnished to Pumatech and written representations from certain reporting persons, Pumatech believes that during the fiscal year ended July 31, 2000, it has complied with all filing requirements applicable to Pumatech's executive officers, directors and greater than ten percent (10%) stockholders, except as follows:

 (i) Mr. Rieschel filed a Form 4 for the month of June 2000 reporting the acquisition of 54,870 shares of Pumatech common stock on June 29, 2000 pursuant to a pro-rata distribution from Softbank Technology Ventures L.P. of which he is a non-managing member which was filed 60 days late.

 (ii) Mr. Nakao filed a Form 4 for the month of June 2000 reporting the sale on June 6, 2000 of 49,820 shares which was filed 30 days late.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The following is the report of the compensation committee of Pumatech, describing the compensation policies and rationale applicable to Pumatech's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended July 31, 2000. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Pumatech specifically incorporates it by reference into such filing.

    To: Board of Directors

    The committee is responsible for setting and administering the policies governing annual compensation of the executive officers of Pumatech. For all executive officers, the committee reviews the performance and compensation levels for executive officers, sets salary levels and recommends option grants under the Option Plan. The members of this committee for the fiscal year ended July 31, 2000 were Mr. Clair and Mr. Nakao, who were non employee directors of Pumatech for the fiscal year ended July 31, 2000.

OVERVIEW

    The goals of Pumatech's executive officer compensation policies are to attract, retain and reward executive officers who contribute to Pumatech's success, to align executive officer compensation with Pumatech's performance and to motivate executive officers to achieve Pumatech's business objectives. Pumatech uses salary and option grants to attain these goals. The committee reviews compensation surveys and other data to enable the committee to compare Pumatech's compensation package with that of similarly-sized high technology companies in Pumatech's geographic areas.

    During the fiscal year ended July 31, 1999, Pumatech's board of directors approved a 401(k) matching plan for all employees which was implemented during the fiscal year ended July 31, 2000. Since September 1997, Pumatech has had in effect a profit sharing plan for non-officer employees.

SALARY

    Base salaries of executive officers, other than for Mr. Rowe, Pumatech's president and chief executive officer, are reviewed annually by the committee, and adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized high technology companies in the applicable geographic area.

STOCK OPTIONS

    Pumatech strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly-sized high technology companies in the relevant geographic area for similar positions, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The committee annually reviews the performance and compensation of Mr. Rowe. Mr. Rowe has served as Pumatech's president since October 1993 and chief executive officer since March 1995. The compensation of Mr. Rowe is based upon the same criteria as the other executive officers of Pumatech. Mr. Rowe received a bonus of $120,000 for the fiscal year ended July 31, 2000 which was paid in September, 2000. While the chief executive officer makes recommendations about the compensation levels, goals and performance of the other executive officers, he does not participate in discussions regarding his own compensation or performance.

                                          COMPENSATION COMMITTEE
                                          Michael M. Clair
                                          M. Bruce Nakao

                        COMPARISON OF STOCKHOLDER RETURN

    The following line graph compares the cumulative total return to stockholders on Pumatech's common stock since December 5, 1996, the first day of trading following the date of Pumatech's initial public offering, and ending on July 30, 2000. The graph compares stockholder return on Pumatech's common stock with the same cumulative total return on the Chase H&Q Computer Software Index and the Nasdaq Stock Market--U.S. Index. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Pumatech specifically incorporates it by reference into such filing.

    The graph assumes that $100 was invested on December 5, 1996 in Pumatech's common stock and on November 30, 1996, in the Chase H&Q Computer Software Index and in the Nasdaq Stock Market--U.S. Index and that all dividends were reinvested. No dividends have been declared or paid on Pumatech's common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

            PUMA TECHNOLOGY, INC., CHASE H&Q COMPUTER SOFTWARE INDEX
                 AND NASDAQ STOCK MARKET INDEX (U.S. COMPANIES)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               PUMA        NASDAQ STOCK      CHASE H & Q
         TECHNOLOGY, INC.  MARKET (U.S.)  COMPUTER SOFTWARE
12/5/96               100            100                100
1/97                80.26            107              99.32
4/97                40.13          97.44              89.16
7/97                44.08         123.59             115.47
10/97               32.57         123.91             122.19
1/98                33.55         126.29             120.23
4/98                30.92         145.69             151.25
7/98                29.28         145.49             147.44
10/98               18.75         138.67             125.51
1/99                20.56         197.66             160.37
4/99                28.29         199.81             133.16
7/99                28.29         208.08             167.86
10/99              194.74          234.5             214.48
1/00               403.95         309.01             321.29
4/00               322.37         302.87             314.91
7/00               210.53          296.3             297.64

                              CERTAIN TRANSACTIONS

    Some of Pumatech's directors, executive officers and affiliates have entered into transactions with it as follows:

    Pumatech closed the merger of ProxiNet, Inc. in October 1999. Mr. Tyrone F. Pike was a director of both Pumatech and ProxiNet at the time of the transaction. Mr. Pike owned 12% of the outstanding shares of ProxiNet. Upon the closing of the merger, Mr. Pike received 482,026 shares of Pumatech common stock in exchange for his shares of ProxiNet capital stock, 10% of which are being held in escrow for any indemnification claims.

    Pumatech's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

    Pumatech's bylaws provide that Pumatech shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. Pumatech has also entered into indemnification agreements with its officers and directors containing provisions that may require Pumatech, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers' insurance if available on reasonable terms.

    Pumatech entered into letter agreements dated April 13, 2000 with Messrs. Rowe, Hicks, and Nicol, which provide that: (i) in the event that such employee's employment is terminated for any reason other than cause within twelve months of a change of control of Pumatech, each shall be entitled to severance benefits of six months' base salary; and (ii) in the event of a change of control all of such employee's stock options shall immediately vest in full upon such event.

    Pumatech entered into letter agreements dated April 13, 2000 with Messrs. Clair, Pike, Rieschel, and Nakao, which provide that in the event of a change of control of Pumatech, all of such director's stock options shall immediately vest in full upon such event.

    Pumatech entered into an employment agreement with Mr. Kelly J. Hicks who joined Pumatech in May 1999 as the chief financial officer and vice president of operations of Pumatech. An additional 50% of the shares subject to the initial option granted to Mr. Hicks will automatically vest upon a change of control of Pumatech. Mr. Hicks will also receive severance if his employment ends for any reason other than "cause" in the following amounts:

    - if his employment ends within 1-12 months from his hire date, then he receives nine months salary;

    - if his employment ends within 13-24 months from his hire date, then he receives 6 months salary; or

    - if his employment ends after 24 months from his date of hire, then he receives no severance.

    Cause is defined as follows:

    - Conviction of a felony or any crime involving moral turpitude or dishonesty;

    - Participation in a fraud or act of dishonestly against Pumatech;

    - Conduct that demonstrates a gross unfitness to serve; or

    - Intentional, material violation of any agreement with Pumatech or of any statutory duty to Pumatech that is not corrected within 30 days after written notice.

    On July 12, 1999, Mr. M. Bruce Nakao, Pumatech's former senior vice president and chief financial officer, delivered a full recourse promissory note in the principal amount of $315,000 to Pumatech in payment of the exercise price of 143,413 shares of common stock upon exercise of outstanding stock options under Pumatech's Option Plan. The note bears interest at the rate of 5.32% per annum, compounded annually, and is secured by the purchased shares. Accrued interest is due and payable at annual intervals over the three-year term of the note, and the principal balance will become due and payable in one lump sum at the end of such three-year term. However, the entire unpaid balance of the note will become due and payable upon the sale by Mr. Nakao of the pledged shares or failure to pay any installment of interest when due. None of the shares serving as security for the note may be sold unless the principal portion of the note attributable to those shares, together with the accrued interest on that principal portion, is paid to Pumatech.

    Pumatech loaned $130,000 to If & Then, Inc. pursuant to a Promissory Note dated April 20, 1999 that was converted into shares of Series A Preferred Stock of If & Then, Inc. In addition, Pumatech paid If & Then, Inc. a total of approximately $563,512.50 in fees in the fiscal year ended July 31, 2000 for server, network, system support and maintenance services to Pumatech's various company locations. Mr. M. Bruce Nakao, one of Pumatech's directors is also a director of If & Then, Inc. and Mr. Kelly J. Hicks, Pumatech's chief financial officer serves on the advisory board of If & Then, Inc. Mr. Nakao and Mr. Hicks have each been granted options to purchase shares of common stock of If & Then, Inc. in connection with their service as members of the board and advisory board of If & Then, Inc., respectively.

                                 PROPOSAL NO. 2
                     AMENDMENT TO THE PUMA TECHNOLOGY, INC.
                  AMENDED AND RESTATED 1993 STOCK OPTION PLAN

GENERAL

    At the Annual Meeting, the stockholders will be asked to approve an amendment to Pumatech's Amended and Restated 1993 Stock Option Plan to increase by 500,000 the maximum number of shares of common stock that may be issued under the Option Plan. Pumatech's stockholders have previously approved the reservation of 10,000,000 shares of Pumatech's common stock for issuance to employees (including officers), directors and consultants under the Option Plan. As of October 1, 2000, options to purchase an aggregate of 8,993,537 shares of common stock were outstanding under the Option Plan, at a weighted average exercise price of $12.17 per share, and 3,667,591 shares had been issued upon the exercise of previously granted options, leaving only 391,283 shares available for future option grants. To enable Pumatech to continue to provide long-term equity incentives, the board of directors has amended the Option Plan, subject to approval by the stockholders, to increase the maximum number of shares that may be issued under the Option Plan by 500,000, to an aggregate of 10,500,000 shares. The board of directors believes that Pumatech's stock option program is an important factor in attracting and retaining the high caliber employees, directors and consultants essential to the success of Pumatech and in aligning their long-term interests with those of the stockholders. Because competition for highly qualified individuals in Pumatech's industry is intense, management believes that to successfully attract the best candidates, Pumatech must continue to offer a competitive stock option program. The board of directors further believes that stock options serve an important role in motivating their holders to contribute to Pumatech's continued growth and profitability. The proposed amendment is intended to ensure that Pumatech will continue to have available a reasonable number of shares under the Option Plan to meet these needs.

SUMMARY OF THE OPTION PLAN, AS AMENDED

    The following summary of the Option Plan, as amended, is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.

    GENERAL. The purpose of the Option Plan is to advance the interests of Pumatech and its stockholders by providing an incentive to attract, retain and reward Pumatech's employees, directors and consultants and by motivating such persons to contribute to Pumatech's growth and profitability. It provides for the grant of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonstatutory stock options.

    SHARES SUBJECT TO PLAN. The stockholders have previously authorized an aggregate of 10,000,000 shares of Pumatech's common stock for issuance upon the exercise of options granted under the Option Plan. As amended, the Option Plan would provide that the maximum aggregate number of authorized but unissued or reacquired shares of common stock that may be issued under the plan is 10,500,000. Appropriate adjustments will be made to the shares subject to the Option Plan and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of Pumatech. To the extent that any outstanding option under the Option Plan expires or terminates prior to exercise in full, or if shares issued upon exercise of an option are subject to a Company repurchase right which is subsequently exercised by Pumatech, the shares of common stock for which such option is not exercised or the shares repurchased are returned to the Option Plan and become available for future grant.

    ADMINISTRATION. The Option Plan is administered by the board of directors or a duly appointed committee of the board (hereinafter referred to as the "Board"). Subject to the provisions of the

Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the exercise price of and the type of consideration to be paid to Pumatech upon the exercise of each option, the duration of each option, and all other terms and conditions of the options. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option. The Board may amend, modify, extend, cancel, renew, or grant a new option in substitution for, any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option, including with respect to the period following an optionee's termination of service with Pumatech. The Option Plan provides, subject to certain limitations, for indemnification by Pumatech of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the plan.

    ELIGIBILITY. Options may be granted under the Option Plan to employees (including officers), directors and consultants of Pumatech or of any present or future parent or subsidiary corporations of Pumatech. In addition, options may be granted to prospective service providers in connection with written employment offers, provided that no shares may be purchased prior to such person's commencement of service. While any person eligible under the Option Plan may be granted nonstatutory stock options, only employees may be granted incentive stock options.

    TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Option Plan is evidenced by a written agreement between Pumatech and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each incentive stock option granted under the Option Plan may not be less than the fair market value of a share of Pumatech's common stock on the date of grant, while the exercise price of a nonstatutory stock option may not be less than 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Pumatech or any parent or subsidiary corporation of Pumatech (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. As of October 2, 2000, the closing price of Pumatech's common stock, as reported on the Nasdaq National Market, was $19.25 per share. The Option Plan provides that the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of Pumatech's common stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of common stock being acquired upon the exercise of the option, by means of a promissory note, by such other lawful consideration as approved by the Board, or by any combination of these. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant. No option may be exercised until the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option. Options granted under the Option Plan become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the Option Plan are exercisable on and after the date of grant, subject to the right of Pumatech to reacquire at the optionee's exercise price any unvested shares held by the optionee upon termination of employment or service with Pumatech or if the optionee attempts to transfer any unvested shares. Shares subject to options generally vest in installments subject to the optionee's continued employment or service. The maximum term of an incentive stock option granted under the Option Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Generally, options remain exercisable for three months following an optionee's termination of service, unless such termination results from the optionee's death or disability, in which case the option will remain exercisable for twelve months following the optionee's termination of service, provided that in any event the option must be exercised no later than its expiration date.

    TRANSFER OF CONTROL. The Option Plan provides that in the event of (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of Pumatech's voting stock, (ii) a merger or consolidation in which Pumatech is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of Pumatech, or (iv) a liquidation or dissolution of Pumatech wherein, upon any such event, the stockholders of Pumatech immediately before such event do not retain immediately after such event direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of Pumatech, its successor, or the corporation to which the assets of Pumatech were transferred (a "Transfer of Control"), the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume Pumatech's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. To the extent that the outstanding options are not assumed, replaced or exercised prior to the Transfer of Control, they will terminate.

    TERMINATION OR AMENDMENT. The Option Plan currently provides that unless sooner terminated, no Incentive Stock Option may be granted under the Option Plan after August 23, 2009. This term limitation does not apply to nonstatutory stock options, which may be granted until the Plan is terminated. The Board may terminate or amend the Option Plan at any time. However, without stockholder approval, the Board may not amend the Option Plan to increase the total number of shares of common stock issuable thereunder or change the class of persons eligible to receive options. No termination or amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option or comply with any applicable law or regulation.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

    INCENTIVE STOCK OPTIONS. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, Pumatech will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 1 year. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by Pumatech for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

    NONSTATUTORY STOCK OPTIONS. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or
(ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 1 year. No tax deduction is available to Pumatech with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. Pumatech generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

    The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of common stock of Pumatech is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal. The board of directors believes that the proposed amendment to the Option Plan increasing by 500,000 the maximum aggregate number of shares of common stock issuable under the plan is in the best interests of Pumatech and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE OPTION PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN BY 500,000.

                             AMENDED PLAN BENEFITS

    The following table sets forth, as to the executive officers named under "Executive Compensation--Summary Compensation Table" below all current executive officers as a group, all current directors who are not executive officers as a group and all other employees as a group the following information regarding benefits received or allocated to the persons and groups set forth below for the last completed fiscal year: (a) with respect to the Option Plan: (i) the market value of the shares of common stock underlying such options as of October 2, 2000 based on a closing price of $19.25 on the Nasdaq National Market on that date, minus the exercise price of such shares; and (ii) the number of shares of Pumatech's common stock subject to options granted during the fiscal year ended July 31, 2000 under the Option Plan.

                                                                    1993 STOCK OPTION PLAN
                                                              -----------------------------------
                                                                                     NUMBER OF
                                                                                   SHARES SUBJECT
                                                                                     TO OPTIONS
NAME OF INDIVIDUAL OR IDENTITY OF GROUP OR POSITION           DOLLAR VALUE($)(1)    GRANTED (#)
---------------------------------------------------           ------------------   --------------
Bradley A. Rowe.............................................              --           500,000
  Chief Executive Officer and President and Director
Stephen A. Nicol............................................              --           400,000
  Senior Vice President, Sales and Business Development and
  Director
Kelly J. Hicks..............................................              --           200,000
  Vice President of Operations and Chief Financial Officer
John W. Stossel.............................................              --           150,000
  Vice President of Professional Services
Michael M. Clair............................................              --           100,000
  Director
Tyrone Pike.................................................              --            30,000
  Director
M. Bruce Nakao..............................................              --                --
  Director
Gary Rieschel...............................................              --            15,000
  Director
All current executive officers as a group...................              --         1,250,000
All current directors who are not executive officers as a                 --           145,000
  group.....................................................
All other employees as a group..............................              --         4,338,686

------------------------

(1) The dollar value of all options granted in the fiscal year ended July 31, 2000 is zero because all options were granted with exercise prices greater than the closing price on October 2, 2000 which was $19.25.

                                 PROPOSAL NO. 3
                        AMENDMENT TO THE CERTIFICATE OF
                INCORPORATION TO CHANGE THE NAME OF THE COMPANY
                  FROM PUMA TECHNOLOGY, INC. TO PUMATECH, INC.

BACKGROUND

    On August 22, 2000 the board adopted a resolution changing the name of Pumatech from "Puma Technology, Inc." to "Pumatech, Inc." subject to approval by the stockholders at the Annual Meeting.

PURPOSE AND EFFECT OF THE AMENDMENT

    The board has determined that the name change is in the best interests of Pumatech and its stockholders.

    If the proposed amendment is approved by the stockholders, paragraph 3, Article FIRST: of the Certificate of Incorporation will be amended to read as follows:

    FIRST: The name of the corporation is Pumatech, Inc.

    The affirmative vote of a majority of the shares of outstanding common stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME FROM PUMA TECHNOLOGY, INC. TO PUMATECH, INC.

                                 PROPOSAL NO. 4
                        AMENDMENT TO THE CERTIFICATE OF
                      INCORPORATION TO INCREASE THE NUMBER
                      OF AUTHORIZED SHARES OF COMMON STOCK

BACKGROUND

    Under Delaware law, Pumatech may only issue shares of common stock to the extent such shares have been authorized for issuance under Pumatech's Certificate of Incorporation. The Certificate of Incorporation currently authorizes the issuance by Pumatech of up to 60,000,000 shares of common stock, $.001 par value. However, as of October 1, 2000, 42,819,480 shares of Pumatech's common stock were issued and outstanding, and a total of 11,016,817 shares of common stock were reserved for issuance under Pumatech's equity compensation plans and outstanding warrants to purchase shares of common stock, leaving 6,163,703 shares of common stock unissued and unreserved. If Pumatech's stockholders approve Proposal 2, regarding an increase in the maximum number of shares issuable under the Option Plan, only 5,663,703 shares of common stock will remain unissued and unreserved. In order to ensure sufficient shares of common stock will be available for issuance by Pumatech, the board of directors on August 22, 2000 approved, subject to stockholder approval, amending the Certificate of Incorporation to increase the number of shares of such common stock authorized for issuance from 60,000,000 to 80,000,000.

PURPOSE AND EFFECT OF THE AMENDMENT

    The principal purpose of the proposed amendment to the Certificate of Incorporation is to authorize additional shares of common stock which will be available in the event the board of directors determines that it is necessary or appropriate to permit future stock dividends or stock splits, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, provide equity incentives to employees and officers or other corporate purposes. The board of directors has no current intention to split the outstanding common stock by declaring a stock dividend, and the declaration and payment of such a stock dividend by the board would be contingent upon several factors, including the market price of Pumatech's stock, Pumatech's expectations about future performance and Pumatech's beliefs about general market trends. The availability of additional shares of common stock is particularly important in the event that the board of directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. The board of directors has no present agreement, arrangement or intention to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the board of directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law.

    The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of common stock have no preemptive rights and the board of directors has no plans to grant such rights with respect to any such shares.

    The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of Pumatech without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of Pumatech more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Pumatech.

    The board of directors is not currently aware of any attempt to take over or acquire Pumatech. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

    If the proposed amendment is approved by the stockholders, paragraph 3, Section FOURTH: A. of the Certificate of Incorporation will be amended to read as follows:

    "FOURTH:

    A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Eighty Two Million (82,000,000) consisting of Eighty Million (80,000,000) shares of common stock, par value one-tenth of one cent ($.001) per share (the "Common Stock") and Two Million (2,000,000) shares of Preferred Stock, par value one-tenth of one cent ($.001) per share (the "Preferred Stock")."

    The additional shares of common stock to be authorized pursuant to the proposed amendment will have a par value of $.001 per share and be of the same class of common stock as is currently authorized under the Certificate of Incorporation. Pumatech does not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of its capital stock except in connection with its existing stock option and purchase plans and as stock dividends to holders of outstanding stock.

    The affirmative vote of a majority of the shares of outstanding common stock is required for approval of this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 60,000,000 TO 80,000,000 SHARES.

                                 PROPOSAL NO. 5
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The board of directors of Pumatech has selected PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of Pumatech for the fiscal year ending July 31, 2001. PricewaterhouseCoopers LLP has acted as Pumatech's independent accountants since Pumatech's inception. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

    The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of common stock of Pumatech is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS PUMATECH'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 31, 2001.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

    Pumatech has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of Pumatech. To be timely, a stockholder proposal must be received at Pumatech's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date Pumatech's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

    Proposals of stockholders intended to be presented at the Annual Meeting of the Stockholders of Pumatech for the fiscal year ended July 31, 2001 must be received by Pumatech at its offices at 2550 North First Street, Suite 500, San Jose, California 95131 no later than July 7, 2001 and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Pumatech's proxy statement for that meeting.

    Stockholder proposals related to Pumatech's Annual Meeting of Stockholders for the fiscal year ended July 31, 2001, but submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, must be received by Pumatech prior to September 20, 2001 in order to withhold authority of management proxies to use their discretionary voting authority with respect to any such proposal.

                         TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the only business which the board of directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Stephen A. Nicol

                                          STEPHEN A. NICOL
                                          SECRETARY

November 3, 2000

PROXY                                                                     PROXY

                             PUMA TECHNOLOGY, INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 6, 2000

  The undersigned hereby appoints Bradley A. Rowe and Kelly J. Hicks, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in Puma Technology, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Santa Clara Marriott, 2700 Mission College Boulevard, Santa Clara, California, on
December 6, 2000 at 9:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated November 3, 2000 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

  THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED
          TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE
              SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.


                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                             PUMA TECHNOLOGY, INC.

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS

1.  ELECTION OF DIRECTORS:
                                    FOR      WITHHOLD     FOR ALL
    NOMINEES                        ALL        ALL        EXCEPT
                                    / /        / /          / /
    01 BRADLEY A. ROWE
    02 STEPHEN A. NICOL
    03 MICHAEL M. CLAIR
    04 TYRONE F. PIKE
    05 M. BRUCE NAKAO
    06 GARY RIESCHEL


-----------------------------------
*(Except Nominee(s) written above.)


2. To approve an amendment to the Puma Technology, Inc. Amended and Restated 1993 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares.

                                        For          Against          Abstain
                                        / /            / /              / /


3. To approve an amendment to Pumatech's Certificate of Incorporation to change the name from Puma Technology, Inc. to Pumatech, Inc.

                                        For          Against          Abstain
                                        / /            / /              / /


4. To approve an amendment to Pumatech's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 80,000,000.

                                        For          Against          Abstain
                                        / /            / /              / /


5. To ratify the appointment of PricewaterhouseCoopers LLP as Pumatech's independent public accountant for the fiscal year ending July 31, 2001.

                                        For          Against          Abstain
                                        / /            / /              / /



                                Dated _________________________________, 2000

Signature(s)_________________________________________________________________

_____________________________________________________________________________

Sign exactly as your name(s) appear on your stock certificate. If shares of stock stand of record in the name of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other Fiduciaries who execute the above Proxy for a deceased stockholder, should give their full title. Please date this proxy.